Exhibit 16.1

S. W. Hatfield, CPA

May 14, 2004

U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

We have read the disclosures contained in the Form 8-K/A filed by Shallbetter Industries, Inc. (Company) (SEC File No. 0-31297, CIK # 1125903) reporting Item 4 - Changes in Registrant's Certifying Public Accountant, which was filed this day.

Accordingly, we have no disagreements with the statements made in the Form 8-K/A, Item 4 disclosures.

Yours truly,

/s/ S. W. Hatfield, CPA

S. W. Hatfield, CPA

214.342.9635
800.244.0639
f: 214-342-9601
swhcpa@aol.com

P. O. Box 820395
Dallas, Texas 75382-0395

9002 Green Oaks Circle
2nd Floor
Dallas, Texas 75243-7212